UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2013

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

See Item 5.02 below.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

James Saccaro, age 40, has agreed with Hill-Rom Holdings, Inc. (“Hill-Rom” or the “Company”) to become the Senior Vice President and Chief Financial Officer (principal financial officer) of the Company.  Mr. Saccaro previously held a variety of positions with Baxter International, Inc., most recently as the Vice President and Global Franchise Leader, Specialty Therapies.  From 2011 to 2013, he served as Treasurer, and prior to that, he held multiple positions in their finance and corporate development departments, including VP, Strategy, VP, Finance (EMEA), and VP, Strategy and Business Development.

Mr. Saccaro has agreed to begin his employment with the Company on December 30, 2013.  His initial annual salary will be $460,000, and he will be eligible to participate in the Company’s Short Term and Long Term Incentive Compensation Plans, at a level equal to 75% and 200%, respectively, of his annual salary.  His initial LTI grant will be made on the same terms as the Company’s other executive officers.  He will receive a sign-on award of $1,500,000 comprised of a $250,000 cash award paid on January 1, 2014, a $500,000 grant of restricted stock units that will vest on the first anniversary of Mr. Saccaro’s employment or upon his involuntary termination, and a $750,000 grant of restricted stock units that will vest on the third anniversary of Mr. Saccaro’s employment.

If Mr. Saccaro is terminated without cause or terminates his employment for good reason, the Company is required to pay severance equal to twelve months of base salary.  The employment agreement also contains a limited eighteen month non-competition and non-solicitation agreement.  He will also be eligible for other benefits that are commonly found in executive employment agreements.

Mr. Saccaro will also be party to the Company’s standard indemnity agreement (which obligates the Company to indemnify Mr. Saccaro to the full extent permitted by the laws of the State of Indiana), the Company’s limited recapture agreement (which provides for the recapture of performance-based compensation and trading profits in the event of misconduct by Mr. Saccaro that leads to a material restatement of the Company’s financial statements), and the Company’s standard form of change in control agreement (which provides for the payment of benefits, including two years’ salary, in connection with termination upon a change of control).

1

Mr. Saccaro will replace Michael Macek, Vice President, Treasurer and Interim Chief Financial Officer as the Company’s principal financial officer when he joins.  Mr. Macek will remain with the Company as Vice President and Treasurer.

Item 7.01 Regulation FD Disclosure.

Hill-Rom Holdings, Inc. issued a press release, dated December 2, 2013, which is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

10.1	Employment Agreement between Hill-Rom Holdings, Inc. and James Saccaro.

10.2
Form of Limited Recapture Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.34 filed with the Company’s Form 10-K for the year ended September 30, 2013).

10.3
Form of Indemnity Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.9 filed with the Company’s Form 10-K for the year ended September 30, 2003).

10.4
Form of Change in Control Agreement between Hill-Rom Holdings and certain executive officers (Incorporated herein by reference to Exhibit 10.58 filed with the Company’s Form 10-K dated November 17, 2010).

99.1	Press Release by Hill-Rom Holdings, Inc., dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: December 2, 2013	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary